Exhibit 99.1

News Release	TRW Automotive
12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Reports Fourth Quarter and Full Year 2008 Financial Results
•	Fourth-quarter sales of $2.8 billion — a decline of 28%; full-year sales of $15.0 billion — an increase of 2%.

•	Fourth-quarter GAAP net loss of ($9.35) per share; full-year GAAP net loss of ($7.71) per share.

•	Excluding special items, fourth-quarter net loss of ($0.73) per share; full-year net earnings of $1.50 per diluted share.

•	Fourth-quarter free cash flow (cash flow from operating activities less capital expenditures) of $625 million; 2008 free cash flow of $291 million.

•	Year-end net debt of $2.2 billion — a decline of $189 million since last year.
LIVONIA, MICHIGAN, February 20, 2009 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported fourth-quarter 2008 financial results with sales of $2.8 billion, a decrease of 27.6 percent compared to the same period a year ago. The Company reported a GAAP fourth quarter net loss of $946 million or ($9.35) per diluted share, which compares to net earnings of $56 million or $0.55 per diluted share in the prior year period.
The 2008 fourth quarter GAAP net loss includes goodwill and other intangible asset impairment charges of $787 million, restructuring and fixed asset impairment charges of $81 million and a one-off net tax expense of $4 million. Similarly, the prior year fourth quarter included $19 million of restructuring charges and asset impairments and a one-off tax benefit of $14 million. Excluding these special items, TRW’s 2008 fourth-quarter net loss was $74 million, or ($0.73) per diluted share, which compares to net earnings of $61 million or $0.59 per diluted share in the prior year period.

The Company’s full-year 2008 sales grew to a record $15.0 billion, an increase of 2.0 percent compared with the prior year. For the year, GAAP net losses were $779 million or ($7.71) per diluted share, which compares to 2007 earnings of $90 million or $0.88 per diluted share. Excluding special items, 2008 net earnings were $1.50 per diluted share, down from $2.68 per diluted share a year ago.
“The automotive industry is in the midst of extraordinary challenges resulting from the sudden and steep decline in global automotive production and economic activity. TRW’s fourth quarter results reflect those challenges,” said John C. Plant, President and Chief Executive Officer. “We are confident the actions we have taken and will continue to take, to align our business with the current industry conditions, will allow us to prevail through these challenging times and prosper when the industry returns to a more stable environment.”
Fourth Quarter 2008
The Company reported fourth-quarter 2008 sales of $2.8 billion, a decrease of $1.1 billion or 27.6 percent over the prior year period. The 2008 quarter was adversely impacted by lower sales in all geographic regions resulting from sharply reduced vehicle production volumes. Currency movements during the quarter also had a negative impact on sales compared to the same period a year ago.
As a result of the negative economic and automotive industry conditions, demand for the Company’s products has declined substantially resulting in the impairment of certain of the Company’s long-lived assets including goodwill, customer relationships and fixed assets totaling $854 million. In addition, the Company has incurred restructuring charges relating primarily to employment separations totaling $14 million.
Excluding asset impairments and restructuring charges from both periods, operating income for the fourth quarter of 2008 was a loss of $24 million, which compares to income of $168 million in the prior year period. The year-to-year decrease was driven primarily by the profit impact of lower sales and, to a lesser extent, net currency losses.
Net interest and securitization expense for the fourth quarter of 2008 totaled $48 million, which compares to $56 million in the prior year. The year-to-year decrease is due to lower interest rates between the periods.

Tax expense for the fourth quarter of 2008 was nil, which compares to a $39 million expense in the prior year. The current year period included a net tax expense of $4 million relating to special items while the prior year period included a benefit of $14 million pertaining to a one-off tax matter.
The Company reported a 2008 fourth-quarter GAAP net loss of $946 million, or ($9.35) per diluted share, which compares to GAAP net earnings of $56 million, or $0.55 per diluted share in the 2007 period.
Excluding the special items referred to above, the Company reported a fourth-quarter 2008 net loss of $74 million, or ($0.73) per diluted share, which compares to net earnings of $61 million or $0.59 per diluted share in the 2007 period.
Earnings before interest, securitization costs, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $101 million in the fourth quarter of 2008, as compared to the prior year level of $319 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Full Year 2008
The Company reported 2008 sales of $15.0 billion, an increase of $293 million or 2.0 percent compared to prior year sales. The increase in sales resulted primarily from the positive effect of foreign currency translation during the first nine months of the year and above trend sales of lower margin modules.
For full-year 2008, the Company incurred goodwill, customer relationship and fixed asset impairments as well as restructuring charges totaling $932 million compared to restructuring charges and asset impairments of $51 million for 2007.
Excluding these restructuring charges and asset impairments from both periods, operating income in 2008 was $464 million, which is a decrease of $211 million or 31 percent compared to the prior year result of $675 million. Positive factors such as savings generated from cost improvement and efficiency programs, including reductions in pension and OPEB related costs, were more than offset by the profit impact resulting from lower core sales, a negative mix of products sold, higher commodity prices, price reductions provided to customers and foreign currency losses.

Net interest and securitization expense for 2008 totaled $184 million, which represents a significant improvement from the prior year result of $233 million. The decline in interest expense resulted primarily from the Company’s debt recapitalization completed in the first half of 2007 and lower interest rates between the periods. The debt recapitalization completed last year resulted in $155 million of costs in 2007.
Tax expense in 2008 was $126 million compared to $155 million in the prior year. Excluding one-off tax items recorded in the prior year, tax expense was $126 million in 2008 compared to $175 million in 2007.
The Company reported a 2008 full-year GAAP net loss of $779 million, or ($7.71) per diluted share, which compares to GAAP net earnings of $90 million, or $0.88 per diluted share in 2007.
Excluding special items, the Company reported full-year 2008 net earnings of $153 million, or $1.50 per diluted share, which compares to $276 million or $2.68 per diluted share in 2007.
Adjusted EBITDA totaled $1,039 million, compared to $1,241 million in the prior year. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Fourth quarter 2008 net cash flow from operating activities was $769 million, which compares to $826 million in the prior year. Fourth quarter 2008 capital expenditures were $144 million compared to $174 million in 2007. Free cash flow (cash flow from operating activities less capital expenditures) was $625 million compared to $652 million in the prior year quarter.
For full-year 2008, net cash flow from operating activities was $773 million, which compares to $737 million in the prior year. Capital expenditures were $482 million in 2008 compared to $513 million in 2007. Free cash flow (cash flow from operating activities less capital expenditures) was $291 million compared to $224 million in 2007.

As of December 31, 2008, the Company had $2,922 million of debt and $766 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $2,156 million. This compares favorably to net debt of $2,345 million at the end of 2007.
At the end of 2008, committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $1.5 billion. On February 13, 2009, the Company drew down additional funds under its $1.4 billion revolving credit facility (bringing the total outstanding to $1.1 billion) in order to bolster its liquidity position due to concerns about ongoing disruptions in the financial markets and uncertainty in the automotive industry and global economy.
2009 Outlook
TRW’s 2009 planning assumptions for industry production volumes are approximately 9.3 million in North America and 16.5 million for Europe, down 27% and 20%, respectively, compared to 2008 levels. Based on these production levels and the Company’s current expectations for foreign currency exchange rates, full-year sales are expected to range between $10.9 billion and $11.3 billion, with first-quarter sales expected to be approximately $2.4 billion.
“We anticipate 2009 will be another challenging year for the automotive industry, especially in our major markets of North America and Europe where customer production volumes are anticipated to be down significantly,” said Mr. Plant. “TRW’s capital structure and strong liquidity, combined with management’s decisive actions to mitigate the effects of the downturn, will help TRW to remain a leading supplier to the world’s car manufacturers.”
Fourth Quarter and Full Year 2008 Conference Call
The Company will host its fourth-quarter conference call at 8:30 a.m. (EST) today, Friday, February 20th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 80725154. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net (loss) earnings, operating income and diluted earnings per share each excluding special items, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2008 sales of $15.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 65,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2007 (our “Form 10-K”), and in our Reports on Form 10-Q for the quarters ended March 28, June 27, and September 26, 2008, such as: production cuts and capacity reductions by vehicle manufacturers and resulting restructuring initiatives, including bankruptcy actions, of our suppliers and customers; the financial condition of OEMs, particularly the Detroit Three, adversely affecting us and the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit could negatively affect our business; our substantial debt and resulting vulnerability to an economic or industry downturn and to rising interest rates; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; any impairment of our goodwill or other intangible assets; product liability, warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our pension and other postretirement benefits expense and funding requirements could materially increase; risks associated with non-U.S. operations, including economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix and other factors; adverse effects of environmental and safety regulations; assertions by or against us relating to intellectual property rights; the possibility that our largest shareholder’s interests will conflict with ours; and other risks and uncertainties set forth in our Report on Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any revision to any of these forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Operations (unaudited) for the three months ended December 31, 2008 and December 31, 2007	A2

Consolidated Statements of Operations for the years ended December 31, 2008 (unaudited) and December 31, 2007	A3

Consolidated Balance Sheets as of December 31, 2008 (unaudited) and December 31, 2007	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the years ended December 31, 2008 and December 31, 2007	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months and years ended December 31, 2008 and December 31, 2007	A6

Reconciliation of GAAP Net (Losses) Earnings to Adjusted (Losses) Earnings (unaudited) for the three months ended December 31, 2008	A7

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited) for the three months ended December 31, 2007	A8

Reconciliation of GAAP Net (Losses) Earnings to Adjusted Earnings (unaudited) for the year ended December 31, 2008	A9

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited) for the year ended December 31, 2007	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 28, 2008, June 27, 2008, and September 26, 2008 as filed with the United States Securities and Exchange Commission on February 21, 2008, April 30, 2008, July 31, 2008 and October 30, 2008, respectively.

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31,
(In millions, except per share amounts)	2008	2007

Sales	$2,813	$3,886
Cost of sales	2,718	3,563

Gross profit	95	323
Administrative and selling expenses	116	146
Amortization of intangible assets	4	9
Restructuring charges and fixed asset impairments	81	19
Goodwill impairments	458	—
Intangible asset impairments	329	—
Other income — net	(1)	—

Operating (losses) income	(892)	149
Interest expense — net	48	55
Accounts receivable securitization costs	—	1
Equity in losses (earnings) of affiliates, net of tax	3	(8)
Minority interest, net of tax	3	6

(Losses) earnings before income taxes	(946)	95
Income tax expense	—	39

Net (losses) earnings	$(946)	$56

Basic (losses) earnings per share:
(Losses) earnings per share	$(9.35)	$0.56

Weighted average shares outstanding	101.2	100.6

Diluted (losses) earnings per share:
(Losses) earnings per share	$(9.35)	$0.55

Weighted average shares outstanding	101.2	102.7

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations

	Years Ended
	December 31,
	2008	2007
(In millions, except per share amounts)	(Unaudited)
Sales	$14,995	$14,702
Cost of sales	13,977	13,494

Gross profit	1,018	1,208
Administrative and selling expenses	523	537
Amortization of intangible assets	31	36
Restructuring charges and fixed asset impairments	145	51
Goodwill impairments	458	—
Intangible asset impairments	329	—
Other income — net	—	(40)

Operating (losses) income	(468)	624
Interest expense — net	182	228
Loss on retirement of debt	—	155
Accounts receivable securitization costs	2	5
Equity in earnings of affiliates, net of tax	(14)	(28)
Minority interest, net of tax	15	19

(Losses) earnings before income taxes	(653)	245
Income tax expense	126	155

Net (losses) earnings	$(779)	$90

Basic (losses) earnings per share:
(Losses) earnings per share	$(7.71)	$0.90

Weighted average shares outstanding	101.1	99.8

Diluted (losses) earnings per share:
(Losses) earnings per share	$(7.71)	$0.88

Weighted average shares outstanding	101.1	102.8

A3

TRW Automotive Holdings Corp.
Consolidated Balance Sheets

	As of
	December 31,
	2008	2007
(Dollars in millions)	(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$756	$895
Marketable securities	10	4
Accounts receivable — net	1,570	2,313
Inventories	694	822
Prepaid expenses and other current assets	127	65
Deferred income taxes	82	227

Total current assets	3,239	4,326

Property, plant and equipment — net	2,518	2,910
Goodwill	1,765	2,243
Intangible assets — net	373	710
Pension asset	801	1,461
Deferred income taxes	93	88
Other assets	483	552

Total assets	$9,272	$12,290

Liabilities, Minority Interests and Stockholders’ Equity

Current liabilities:
Short-term debt	$66	$64
Current portion of long-term debt	53	30
Trade accounts payable	1,793	2,406
Accrued compensation	219	298
Income taxes	23	63
Other current liabilities	1,010	854

Total current liabilities	3,164	3,715

Long-term debt	2,803	3,150
Postretirement benefits other than pensions	486	591
Pension benefits	778	497
Deferred income taxes	232	552
Long-term liabilities	541	459

Total liabilities	8,004	8,964

Minority interests	137	134

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,199	1,176
(Accumulated deficit)/retained earnings	(378)	398
Accumulated other comprehensive earnings	309	1,617

Total stockholders’ equity	1,131	3,192

Total liabilities, minority interests and stockholders’ equity	$9,272	$12,290

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended
	December 31,
(Dollars in millions)	2008	2007

Operating Activities
Net (losses) earnings	$(779)	$90
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	576	557
Net pension and other postretirement benefits income and contributions	(192)	(184)
Net gain on sale of assets	(5)	(20)
Loss on retirement of debt	—	155
Fixed asset impairment charges	87	16
Goodwill and intangible asset impairment charges	787	—
Other — net	43	7
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable, net	612	(66)
Inventories	91	22
Trade accounts payable	(460)	133
Prepaid expense and other assets	(67)	144
Other liabilities	80	(117)

Net cash provided by operating activities	773	737

Investing Activities
Capital expenditures, including other intangible assets	(482)	(513)
Acquisitions of businesses, net of cash acquired	(40)	(12)
Termination of interest rate swaps	—	(12)
Investment in affiliates	(1)	(1)
Purchase price adjustments	—	3
Proceeds from sale/leaseback transactions	1	28
Net proceeds from asset sales	15	39

Net cash used in investing activities	(507)	(468)

Financing Activities
Change in short-term debt	6	(27)
Net (repayments on) proceeds from revolving credit facility	(229)	429
Proceeds from issuance of long-term debt, net of fees	6	2,591
Redemption of long-term debt	(68)	(3,011)
Proceeds from exercise of stock options	4	29
Other — net	(6)	—

Net cash (used in) provided by financing activities	(287)	11
Effect of exchange rate changes on cash	(118)	37

Increase (decrease) in cash and cash equivalents	(139)	317
Cash and cash equivalents at beginning of period	895	578

Cash and cash equivalents at end of period	$756	$895

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
The reconciliation schedules below should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the periods ended March 28, 2008, June 27, 2008, and September 26, 2008 which contain summary historical data. Since all companies do not use identical calculations, our definition and presentation of EBITDA, Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
The EBITDA measure calculated in the following schedule is a measure used by management to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find EBITDA useful in evaluating such performance. EBITDA is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Adjusted EBITDA is defined as EBITDA adjusted to exclude restructuring charges, asset impairments and other significant special items. Management believes that Adjusted EBITDA is useful to both management and investors because excluding these items is helpful in understanding the performance of on-going operations separate from items that may have a disproportionate impact on the Company’s financial results in any particular period.
EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net (losses) earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2008	2007	2008	2007
GAAP net (losses) earnings	$(946)	$56	$(779)	$90
Income tax expense	—	39	126	155
Interest expense — net	48	55	182	228
Loss on retirement of debt	—	—	—	155
Accounts receivable securitization costs	—	1	2	5
Depreciation and amortization	131	149	576	557

EBITDA	(767)	300	107	1,190

Restructuring charges and fixed asset impairments	81	19	145	51
Goodwill impairments	458	—	458	—
Intangible asset impairments	329	—	329	—

Adjusted EBITDA	$101	$319	$1,039	$1,241

Free Cash Flow
Free cash flow represents net cash provided by operating activities less capital expenditures, and is used by management in its analysis of the Company’s ability to service and repay its debt and for forecasting future periods. However, this measure should not be used as a substitute for net cash provided by operating activities since it does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2008	2007	2008	2007
Cash flow provided by operating activities	$769	$826	$773	$737
Capital expenditures	(144)	(174)	(482)	(513)

Free cash flow	$625	$652	$291	$224

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net (Losses) Earnings to Adjusted Earnings
(Unaudited)
     In accordance with SFAS 142 and SFAS 144, the Company recorded goodwill impairment charges of $458 million, intangible asset impairment charges of $329 million and fixed asset impairment charges of $67 million. Additionally, the Company recorded restructuring charges of $25 million related primarily to severance, retention and outplacement services, and net curtailment gains of $11 million.

	Three Months			Three Months
	Ended			Ended
	December 31,			December 31,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$2,813	$—		$2,813
Cost of sales	2,718	—		2,718

Gross profit	95	—		95
Administrative and selling expenses	116	—		116
Amortization of intangible assets	4	—		4
Restructuring charges and fixed asset impairments	81	(81	)(a)	—
Goodwill impairments	458	(458	)(b)	—
Intangible asset impairments	329	(329	)(c)	—
Other income — net	(1)	—		(1)

Operating (losses) income	(892)	868		(24)
Interest expense, net	48	—		48
Account receivable securitization costs	—	—		—
Equity in earnings of affiliates, net of tax	3	—		3
Minority interest, net of tax	3	—		3

(Losses) earnings before income taxes	(946)	868		(78)
Income tax expense	—	(4	)(d)	(4)

Net (losses) earnings	$(946)	$872		$(74)

Effective tax rate	—			—

Basic (losses) earnings per share:
(Losses) earnings per share	$(9.35)			$(0.73)

Weighted average shares outstanding	101.2			101.2

Diluted (losses) earnings per share:
(Losses) earnings per share	$(9.35)			$(0.73)

Weighted average shares outstanding	101.2			101.2

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of goodwill impairments.

(c)	Represents the elimination of intangible asset impairments.

(d)	Represents the elimination of a tax benefit recorded through other comprehensive earnings of $2 million, the tax benefit related to restructuring charges and each of the impairments of $18 million, and the tax expense related to the one-time write off of certain tax assets of $24 million.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Earnings
(Unaudited)
The Company recorded restructuring charges and fixed asset impairments of $19 million, of which $10 million related primarily to severance, retention and outplacement services and $9 million related to fixed asset impairments.
In accordance with SFAS 109, the Company recorded a non-cash tax benefit of $11 million related to pension and OPEB gains recorded through other comprehensive earnings.

	Three Months			Three Months
	Ended			Ended
	December 31,			December 31,
	2007			2007
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$3,886	$—		$3,886
Cost of sales	3,563	—		3,563

Gross profit	323	—		323
Administrative and selling expenses	146	—		146
Amortization of intangible assets	9	—		9
Restructuring charges and fixed asset Impairments	19	(19	)(a)	—
Goodwill impairments	—	—		—
Intangible asset impairments	—	—		—
Other income — net	—	—		—

Operating income	149	19		168
Interest expense, net	55	—		55
Account receivable securitization costs	1	—		1
Equity in earnings of affiliates, net of tax	(8)	—		(8)
Minority interest, net of tax	6	—		6

Earnings before income taxes	95	19		114
Income tax expense	39	14	(b)	53

Net earnings	$56	$5		$61

Effective tax rate	41%			46%
Basic earnings per share:
Earnings per share	$0.56			$0.61

Weighted average shares outstanding	100.6			100.6

Diluted earnings per share:
Earnings per share	$0.55			$0.59

Weighted average shares outstanding	102.7			102.7

(a)	Represents the elimination of the restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the tax benefit related to the SFAS 109 adjustment of $11 million and the elimination of the tax benefit related to restructuring charges and fixed asset impairments of $3 million.

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net (Losses) Earnings to Adjusted (Losses) Earnings
(Unaudited)
In accordance with SFAS 142 and SFAS 144, the Company recorded goodwill impairment charges of $458 million, intangible asset impairment charges of $329 million and fixed asset impairment charges of $87 million. Additionally, the Company recorded restructuring charges of $69 million related primarily to severance, retention and outplacement services, and net curtailment gains of $11 million.

	Year Ended			Year Ended
	December 31,			December 31,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$14,995	$—		$14,995
Cost of sales	13,977	—		13,977

Gross profit	1,018	—		1,018
Administrative and selling expenses	523	—		523
Amortization of intangible assets	31	—		31
Restructuring charges and fixed asset impairments	145	(145	)(a)	—
Goodwill impairments	458	(458	)(b)	—
Intangible asset impairments	329	(329	)(c)	—
Other income — net	—	—		—

Operating (losses) income	(468)	932		464
Interest expense, net	182	—		182
Loss on retirement of debt	—	—		—
Account receivable securitization costs	2	—		2
Equity in earnings of affiliates, net of tax	(14)	—		(14)
Minority interest, net of tax	15	—		15

(Losses) earnings before income taxes	(653)	932		279
Income tax expense	126	—	(d)	126

Net (losses) earnings	$(779)	$932		$153

Effective tax rate	—			45%

Basic (losses) earnings per share:
(Losses) earnings per share	$(7.71)			$1.51

Weighted average shares outstanding	101.1			101.1

Diluted (losses) earnings per share:
(Losses) earnings per share	$(7.71)			$1.50

Weighted average shares outstanding	101.1			102.0

(a)	Represents the elimination of restructuring charges, fixed asset impairments and net curtailment gains.

(b)	Represents the elimination of goodwill impairments.

(c)	Represents the elimination of intangible asset impairments.

(d)	Represents the elimination of a tax benefit recorded through other comprehensive earnings of $2 million, the tax benefit related to restructuring charges and each of the impairments of $22 million, and the tax expense related to the one-time write off of certain tax assets of $24 million, which together net to zero.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Earnings
(Unaudited)
In conjunction with the Company’s tender offer and repurchases of its then outstanding old notes, the Company recorded a loss on retirement of debt of $148 million during the year ended December 31, 2007. This loss included $112 million for redemption premiums paid, $20 million for the write-off of deferred debt issue costs, $11 million relating to the principal amount in excess of carrying value of the 9 3/8% Senior Notes and $5 million of fees. Such loss on retirement of debt carries zero tax benefit due to the Company’s tax loss position in the respective jurisdiction.
The Company entered into its Fifth Amended and Restated Credit Agreement dated as of May 9, 2007, which provides for $2.5 billion in senior secured credit facilities, consisting of (i) a 5-year $1.4 billion Revolving Credit Facility, (ii) a 6-year $600 million Term Loan A-1 Facility and (iii) a 6.75-year $500 million Term Loan B-1 Facility (collectively, the “Facilities”). Proceeds from the Facilities were used to refinance $2.5 billion of existing senior secured credit facilities and pay fees and expenses related to the refinancing. The Company recorded a loss on retirement of debt related to the transaction of $7 million during the year ended December 31, 2007. Such loss on retirement of debt carries zero tax benefit due to the Company’s tax loss position in the respective jurisdiction.
In addition, the Company recorded restructuring charges and fixed asset impairments of $51 million, of which $35 million related primarily to severance, retention and outplacement services and $16 million related to fixed asset impairments.
In accordance with SFAS 109, the Company also recorded a non-cash tax benefit of $11 million related to pension and OPEB gains recorded through other comprehensive earnings.

	Year Ended			Year Ended
	December 31,			December 31,
	2007			2007
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$14,702	$—		$14,702
Cost of sales	13,494	—		13,494

Gross profit	1,208	—		1,208
Administrative and selling expenses	537	—		537
Amortization of intangible assets	36	—		36
Restructuring charges and fixed asset impairments	51	(51	)(a)	—
Goodwill impairments	—	—		—
Intangible asset impairments	—	—		—
Other income — net	(40)	—		(40)

Operating income	624	51		675
Interest expense, net	228	—		228
Loss on retirement of debt	155	(155	)(b)	—
Account receivable securitization costs	5	—		5
Equity in earnings of affiliates, net of tax	(28)	—		(28)
Minority interest, net of tax	19	—		19

Earnings before income taxes	245	206		451
Income tax expense	155	20	(c)	175

Net earnings	$90	$186		$276

Effective tax rate	63%			39%

Basic earnings per share:
Earnings per share	$0.90			$2.77

Weighted average shares outstanding	99.8			99.8

Diluted earnings per share:
Earnings per share	$0.88			$2.68

Weighted average shares outstanding	102.8			102.8

(a)	Reflects the elimination of restructuring charges and fixed asset impairments.

(b)	Reflects the elimination of the loss on retirement of debt.

(c)	Represents the elimination of the tax benefit related to the SFAS 109 adjustment of $11 million and the tax benefit related to restructuring charges and fixed asset impairments of $9 million.

A10